Registration No. 333-
      As Filed with the Securities and Exchange Commission on June 7, 2002
  ==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933

                                NORTH BAY BANCORP
             (Exact Name of Registrant as Specified in its Charter)

                CALIFORNIA                                68-0434802
      (State or Other Jurisdiction of                  (I.R.S. Employer
      Incorporation or Organization)                   Identification No.)

                    1500 Soscol Avenue, Napa California 94558
                    (Address of Principal Executive Offices)

                    NORTH BAY BANCORP 2002 STOCK OPTION PLAN
                            (Full Title of the Plan)

            TERRY L. ROBINSON, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                    1500 Soscol Avenue, Napa California 94559
                     (Name and Address of Agent for Service)

                                 (707) 257-8585
          (Telephone Number, including Area Code, of Agent for Service)

                                    Copy to:
                               R. Brent Faye, Esq.
                                Nixon Peabody LLP
       Two Embarcadero Center, Suite 2700, San Francisco, California 94111
                                 (415) 984-8200

                         CALCULATION OF REGISTRATION FEE

=========================== ======================== ======================== ======================== ========================
  Title of Each Class Of         Amount To Be           Proposed Maximum         Proposed Maximum      Amount of Registration
     Securities To Be            Registered(a)         Offering Price Per       Aggregate Offering               Fee
        Registered                                          Share(b)                 Price(b)
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
       Common stock             587,229 Shares               $26.00               $15,267,954.00              $1,472.00
      (No Par Value)
=========================== ======================== ======================== ======================== ========================

(a) The number of shares being registered consists of stock options to purchase 277,486 shares of common stock and 277,486 share of common stock issuable under the North Bay Bancorp 2002 Stock Option Plan upon the exercise of those stock options, including stock options to purchase 42,486 shares of common stock and 42,486 share of common stock issuable upon exercise of those option under the North Bay Bancorp Stock Option Plan which will be assumed under the 2002 Stock Option Plan. Also includes stock options to purchase 309,743 shares of common stock and 309,743 share of common issuable upon exercise of those options outstanding under the North Bay Bancorp Stock Option Plan, which will be assumed under the North Bay Bancorp 2002 Stock Option Plan if such outstanding options are canceled or otherwise terminated.

(b) Estimated pursuant to Rule 457(h) solely for the purpose of computing the registration fee, utilizing $26.00 as the average of the bid and asked price of North Bay Bancorp's Common Stock as of June 4, 2002.

================================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

NorthBay Bancorp (the "Registrant" or "North Bay") will send or give the documents containing the information specified in this Item I to each participant as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, North Bay Bancorp is not filing such documents with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The Registrant will send or give the documents containing the information specified in Item 2 to each participant as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, North Bay Bancorp is not filing such documents with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

North Bay Bancorp hereby incorporates by reference the documents listed below. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

(b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

(c) All other documents filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act, since December 31, 2001, to the date of this filing.

(c) Although Registrant's common stock is registered under Section 12(g) of the Exchange Act, there is no document, as listed in Item 3(c) of Form S-8 describing Registrant's common stock. Accordingly, Registrant incorporates by reference the description of its common stock set forth in Registration Statement No. 333-93537 filed with the Securities Exchange Commission under the Securities Act of 1933, as amended.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that another statement contained herein or in any other document subsequently filed, which also is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 317 of the California Corporations Code authorizes a court to award, or a corporation's board of Directors to grant, indemnity to directors, officers, employees and other agents of the corporation in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 as amended.

Article VI of the Articles of Incorporation of North Bay Bancorp provide for indemnification of agents including directors, officers and employees, through bylaws, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code. Article V. of North Bay's Articles further provides for the elimination of director liability for monetary damages to the maximum extent allowed by California law.

Section 48 of North Bay's Bylaws provides that North Bay shall indemnify its "agents", as defined in Section 317 of the California Corporations Code, to the full extent permitted by said Section, as amended from time to time, or as permitted by any successor statute to said Section.

North Bay maintains insurance covering its directors, officers and employees against any liability asserted against any of them and incurred by any of them, whether or not North Bay would have the power to indemnify them against such liability under the provisions of applicable law or the provisions of North Bay's Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.  EXHIBITS.

5.1  Opinion re: Legality

23.1 Consent of Counsel is included with the opinion re legality as Exhibit 5.1 to the Registration Statement.

23.2 Consent of Arthur Andersen LLP as independent public accountants for North Bay Bancorp is not included pursuant to SEC Rule 437a.

24   Power of attorney

99.1 North Bay Bancorp 2002 Stock Option Plan and related agreements

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Napa, State of California, on May 28 , 2002.

                          NORTH BAY BANCORP

                           /s/  Terry L. Robinson
                          ------------------------------------------------------
                          Terry L. Robinson, President & Chief Executive Officer

Signature                                           Title                                           Date
---------                                           -----                                           ----
                                                     Director                           May 28, 2002
----------------------------------------------------
Thomas N. Gavin


 /s/ David B. Gaw                                    Director                           May 28, 2002
----------------------------------------------------
David B. Gaw



                                                     Director                           May 28, 2002
----------------------------------------------------
Fred J. Hearn Jr.


 /s/ Conrad W. Hewitt                                Director                           May 28, 2002
----------------------------------------------------
Conrad W. Hewitt


/s/ Harlan R. Kurtz                                  Director                           May 28, 2002
----------------------------------------------------
Harlan R. Kurtz


/s/ Richard S. Long                                  Director                           May 28, 2002
----------------------------------------------------
Richard S. Long


 /s/ Thomas H. Lowenstein                            Director                           May 28, 2002
----------------------------------------------------
Thomas H. Lowenstein

 /s/ Thomas F. Malloy                                Director and                       May 28, 2002
---------------------------------------------------- Chairman of the Board
Thomas F. Malloy


 /s/ Terry L. Robinson                               President, Chief                   May 28, 2002
---------------------------------------------------- Executive Officer and Director
Terry L. Robinson                                    (Principal Executive Officer)


 /s/ James E. Tidgewell                              Director                           May 28, 2002
----------------------------------------------------
James E. Tidgewell

 /s/ Lee-Ann Cimino                                  Sr. Vice President                 May 28, 2002
---------------------------------------------------- Chief Financial Officer
Lee-Ann Cimino                                       (Principal Financial Officer)

                                  EXHIBIT INDEX


Exhibit
Number   Description
------   -----------
5.1       Opinion re:  Legality


23.1      Consent  of Counsel is  included  with the  opinion  re:  legality  as
          Exhibit 5.1 to the Registration Statement.

23.2 Consent of Arthur Andersen LLP as independent accountants for North Bay Bancorp is not included pursuant to SEC Rule 437a.

24        Power of attorney

99.1      North Bay Bancorp 2002 Stock Option Plan and related agreements